UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2019

US ALLIANCE CORPORATION

(Exact name of registrant as specified in its charter)

KANSAS		26-4824142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4123 SW Gage Center Drive

Topeka, Kansas 66604

(Address of principal executive offices) (Zip Code)

(785) 228-0200

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.1b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(s) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2019 Annual Meeting (the “Annual Meeting”) of the stockholders of US Alliance Corporation, a Kansas corporation (the “Company”) was held on June 3, 2019 at the office of KAMMCO, Topeka, Kansas. Stockholders representing 3,406,608 shares of the Company's common stock, or approximately 44.27% of the Company's outstanding stock and representing a quorum as defined in the Company's Bylaws, were present in person or by proxy.

At the Annual Meeting, the Company's stockholders (1) elected the Company's six nominees for director, each to serve for a one-year term, and (2) ratified the appointment of Kerber, Eck & Braeckel LLP as the Company's independent registered public accounting firm. Proxies submitted by the Company's stockholders further authorized Jack Brier and Kurtis Scott, as proxyholders, to vote upon any other matters coming before the Annual Meeting and any adjournment thereof, but no other matters were submitted to a vote.

The final voting results for each proposal submitted to a vote of the stockholders were as follows:

Proposal 1 - Election of Directors:

Name	Voted For	Voted to Withhold	Abstained
Jack Brier	3,380,937	25,671	-0-
James Concannon	3,394,937	11,671	-0-
Rochelle Chronister	3,380,737	25,871	-0-
William Graves	3,381,070	25,538	-0-
James Poolman	3,395,522	11,086	-0-
Kurtis Scott	3,394,937	11,671	-0-

Proposal 2 - Ratification of kerber, eck & braeckel llp:

Voted For	Voted Against	Abstained
3,357,583	4,617	44,408

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US ALLIANCE CORPORATION

Date: June 6, 2019	By:	/s/ Jack H. Brier
Jack H. Brier
President and Chairman